Exhibit 10.33

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT No. 1

DIGITAL ITEM LICENSE AND DISTRIBUTION AGREEMENT

This Amendment No. 1 is made effective as of this 18th day of June, 2004 (the “Amendment No. 1 Effective Date”) and is attached to and forms a part of the Digital Item License and Distribution Agreement by and between Nextel Operations, Inc. (“Nextel”) and Dwango North America Corp. (“Company”), made as of June 4, 2004 (“Agreement”). Unless otherwise defined in this Amendment No. 1, capitalized terms shall have the meaning set forth in the Agreement.

This Amendment No. 1 is entered into by and between Company and Nextel for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to amend the Agreement to specifically provide for the licensing and distribution of Ring Tones and Wallpapers (as defined below). To the extent that any provision of this Amendment No. 1 conflicts with any provision of the Agreement, the applicable provision of the Agreement shall be deemed to be superseded by this Amendment No. 1, and the provision of this Amendment No. 1 shall be deemed to govern. Except as amended by this Amendment No. 1, the Agreement shall continue in full force and effect.

NOW, THEREFORE, the Parties hereby agree as follows:

1. For purposes of this Amendment No. 1, Section 1 of the Agreement is amended by adding “Ring Tones and Wallpapers shall be considered Digital Items” after the last sentence of Section 1(d).

2. For purposes of this Amendment No. 1, Section 1 of the Agreement is amended by adding the following definitions:

j.	“Ring Tones” shall mean mono or polyphonic musical instrument digital interface (“MIDI”) or other format ring tones offered for license and download to Nextel Users from a Distribution Channel.

k.	“Trusted Ring Tone Provider” shall mean a Nextel approved provider of ring tone Digital Item types that may be eligible to bypass certain testing requirements and to self-publish, as determined by Nextel in its sole discretion.

l.	“Trusted Wallpaper Provider” shall mean a Nextel approved provider of wallpaper Digital Item types that may be eligible to bypass certain testing requirements and to self-publish, as determined by Nextel in its sole discretion.

m.	“Wallpapers” shall mean the background setting of the Device display offered for license and download to Nextel Users from a Distribution Channel.

3. For purposes of this Amendment No. 1, Section 2.b.iv of the Agreement shall not apply to Ring Tones or Wallpapers.

4. For purposes of this Amendment No. 1, Section 4.a.ii of the Agreement is amended by inserting “Except for Ring Tones or Wallpapers” immediately after “(1)”.

5. For purposes of this Amendment No. 1, Section 5 of the Agreement is amended by inserting “Except for Ring Tones or Wallpapers” at the beginning of the fourth and fifth sentences.

6. For purposes of this Amendment No. 1, the Agreement is amended by inserting a new Section 6A after Section 6:

6A.	TRUSTED RING TONE PROVIDER AND TRUSTED WALLPAPER PROVIDER.

a.	General. Upon satisfaction of the requirements concerning Trusted Ring Tone Provider or Trusted Wallpaper Provider certification contained in Exhibit C, and written notice from Nextel, in Nextel’s sole discretion, of such certification, Company may be considered a Trusted Ring Tone Provider or Trusted Wallpaper Provider, able to bypass certain testing requirements of Exhibit B, as applicable, and distribute the Digital Items by self-publishing (when such self-publishing is made available) to certain Distribution Channels pursuant to Exhibit D. Trusted Ring Tone Provider and Trusted Wallpaper Provider procedures are further described in the Trusted Provider Guide (which shall be made available to Company).

b.	Nextel shall have sole discretion over whether to certify Company as a Trusted Ring Tone Provider or Trusted Wallpaper Provider, and such certification shall follow the procedures outlined in the Trusted Provider Guide. Certification of Company as a Trusted Ring Tone Provider or Trusted Wallpaper Provider shall only be effective upon written notification from Nextel. Nextel may revoke certification of a Company as a Trusted Ring Tone Provider or Trusted Wallpaper Provider at any time in its sole discretion, not to be unreasonably exercised, without notice. If certification as a Trusted Ring Tone Provider or Trusted Wallpaper Provider is revoked, Company shall not be entitled to bypass certain testing and self-publish until such time Nextel reinstates Company’s Trusted Ring Tone Provider or Trusted Wallpaper Provider status, in its sole discretion, or the Agreement terminates or expires, whichever is sooner.

7. For purposes of this Amendment No. 1, Section 11.b of the Agreement is amended by inserting, “Except for Ring Tones or Wallpapers,” after “Notwithstanding the foregoing,” and before “Company may…” in the first sentence.

8. For purposes of this Amendment No. 1, Section 12.a of the Agreement is amended by inserting, “Except for Ring Tones or Wallpapers,” after “Customer Care SLA.” And before, “Company shall…” in the first sentence.

9. For purposes of this Amendment No. 1, Section 17.b. of the Agreement is amended by inserting, “and either a Trusted Ring Tone Provider or a Trusted Wallpaper Provider” after the first mention of “Trusted Publisher” and before “by Nextel” in the first sentence.

10. For purposes of this Amendment No. 1, Section 19 of the Agreement is amended by inserting, the following after the first sentence:

Additionally, Company hereby grants Nextel a non-exclusive, nontransferable, royalty-free license to use, reproduce, distribute and display, with regard to Ring Tones, the artist name and title to which Company has sufficient rights, and with regard to Wallpapers, the brand and artist to which Company has sufficient rights, as such names, titles, brands and artists are provided by Company to Nextel from time to time, such names, titles, brands and artists to be considered Trademarks for the purposes of this Section 19.

11. The reference to “Section 25 herein” at the conclusion of Section 25 shall be deleted and replaced with “Section 26 herein.”

12. Exhibit A of the Agreement is amended by inserting the following after Section 3:

4.	Trusted Ring Tone Provider and Trusted Wallpaper Provider:

a.	Company shall submit to Nextel for each Ring Tone and Wallpaper a completed content submission form as further described in the Trusted Provider Guide. An example of the type of information contained within the form is as follows:

Item	Description	Example
Submit Information to Nextel:	Company submits information to Nextel. Method of submission	Company emails to Nextel’s Main Point of Contact

Information submitted by Nextel:	Nextel information submitted by whom at Nextel. Method of submission	emailed from Nextel’s Main Point of Contact.

Time Submitted to Company	Date and time of day submitted (MM/DD/YY 00:00 am/pm)	02/02/04 10:00am

Type	RT (Poly, Mono, Voice, Music) or WP	Poly RT

Filename	Full Submitted Filename with format (1 file per line. Multiple file sizes/types for same WP/Track should be on separate lines)	Beatles—Eight Days a Week.MIDI

Device Type and Family:	Note phone(s) file has been tested for	i730, i90

WP/Track Title	Exact title as it is to appear on Device	Eight Days a Week

Artist	For Ring Tones only—Exact name to appear on Device (first name, last name OR group name)	The Beatles

Deck Position(s) / Categorization	Note categories and positions (if applicable). If new category, promotion or user flow please note and specify in separate communication	Rock, 60s. Also in upcoming British Invasion promotion (see email)

Projected WAP Launch Date	MM/DD/YY. Also note corresponding events, promotions or changes that impact timing	02/20/04. Part of British Invasion promo on 2/20/04

Projected Nextel.com Launch Date	MM/DD/YY. Also note corresponding events, promotions or changes that impact timing	02/20/2004

Content Provider or Company	Name of Company providing the content.	Name of Company.

Technical support contact #1	name, title, email, phone #, mobile #	Bobby Flay, CTO, Bobby.Flay@content.com, 555-555-5555 (o), 555-555-5556 (m)

Technical support contact #2	name, title, email, phone #, mobile #	Big Poppa, Dir of Tech, Biggie@content.com, 555-555-5555 (o), 555-555-5556 (m)

Content Provider BD contact	name, title, email, phone #, mobile #	Courtney Love, VP of BizDev, missworld@content.com, 555-555-5555 (o), 555-555-5556 (m)

Suggested retail price		RT2

Qpass ID	If none available, please note and send request under separate email	RT2

Qdesk	Note qdesk description if applicable	N/A

Replace Existing	If this file replaces existing content in the DB, please note (Y/N)	N

13. For purposes of this Amendment No. 1, Exhibit B, Section 1.c. of the Agreement is amended by adding “In the case of Ring Tones and Wallpapers, Company shall provide test content to Nextel.” after the last sentence.

14. For purposes of this Amendment No. 1, Exhibit B of the Agreement is amended by adding the following after Section 2.d:

e.	Trusted Ring Tone Provider and Trusted Wallpaper Provider Testing.

i)	Pre-Certification. Prior to being certified as a Trusted Ring Tone Provider or a Trusted Wallpaper Provider, Company shall follow the procedures outlined in Sections 1 and 2 of this Exhibit B.

ii)	Upon certification as a Trusted Ring Tone Provider or a Trusted Wallpaper Provider, except for Preloads, such Trusted Ring Tone Provider or a Trusted Wallpaper Provider may, at Nextel’s sole discretion, self-test (as a prerequisite to self-publishing to the Distribution Channels) as described in the Trusted Ring Tone Provider or a Trusted Wallpaper Provider Guidelines and bypass the testing requirements of Section 2(b) of this Exhibit B.

15. For purposes of this Amendment No. 1, Exhibit C of the Agreement is amended by adding the following after Section 2.c.ii:

3.	Certification as a Trusted Ring Tone or Trusted Wallpaper Provider. Trusted Ring Tone or Trusted Wallpaper Provider certification is at Nextel’s sole discretion. As more completely described in the Trusted Provider Guide, in order to be certified as a Trusted Ring Tone Provider or a Trusted Wallpaper Provider by Nextel, Company shall:

a.	Submit 150 Ring Tone titles for certification as Trusted Ring Tone Provider and/or 150 Wallpaper titles for certification as Trusted Wallpaper Provider. Each Wallpaper and Ring Tone must run on all addressable Nextel commercially available/supported Devices to be considered for certification.

b.	Trusted Ring Tone Provider candidates and Trusted Wallpaper Provider candidates are required to test their titles to ensure that they meet the technical requirements per the specifications outlined in the Trusted Ring Tone Provider and Trusted Wallpaper Provider Guide.

4.	Maintenance of Trusted Ring Tone Provider and Trusted Wallpaper Provider Certification. As more completely described in the Trusted Provider Guide:

a.	In order to maintain certification as a Trusted Ring Tone Provider, Company shall successfully submit a minimum of 500 Ring Tones per calendar year to a Distribution Channel.

b.	In order to maintain certification as a Trusted Wallpaper Provider, Company shall successfully submit a minimum of 250 Wallpapers per calendar year to a Distribution Channel.

c.	Maintenance of Ring Tones and Wallpapers.

i.	Trusted Ring Tone Providers and Trusted Wallpaper Providers shall ensure that the Ring Tone or Wallpaper information posted on a Distribution Channel is accurate.

ii.	Trusted Ring Tone Providers and Trusted Wallpaper Providers shall provide new versions of existing Ring Tones or Wallpapers within thirty (30) days after commercial launch of a new Device.

16. For purposes of this Amendment No. 1, Exhibit D of the Agreement is amended by adding the following after Section 4:

5.	Trusted Ring Tone Provider or Trusted Wallpaper Provider Distribution.

a.	Trusted Ring Tone Providers and Trusted Wallpaper Providers may be able to self-publish to certain Distribution Channels at a time when that capability is made available and at Nextel’s sole discretion, as further described in the Trusted Provider Guide.

b.	Upon the mutual agreement of the Parties, the Parties may utilize alternative distribution channels, including but not limited to the hosting of Company provided Ring Tones and Wallpapers on Company servers.

17. For purposes of this Amendment No. 1, Exhibit E of the Agreement is amended as follows:

a.	By adding “Except for Ring Tones and Wallpapers” in Section 1.b before “Upon ANY …” in the first sentence.

b.	By adding “Except for Ring Tones and Wallpapers” in Section 2.a before “For each Digital Item …” in the first sentence.

c.	By adding the following after Section 2.a:

b.	Non-Preloaded Ring Tones and Wallpapers – First Ninety (90) Days. For the first ninety (90) days after the Amendment No. 1 Effective Date, for each Ring Tone or Wallpaper that is not Preloaded on ANY Device, upon subscription, licensing and/or download of such Ring Tone or Wallpaper Item by a Nextel User, where Nextel bills such Nextel User for such Ring Tone or Wallpaper, Nextel will pay to Company * (“Payment Percent 4”) of the sums actually collected from such Nextel User for licensing and/or use of such Digital Item (“Payment 4”).

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

c.	Non-Preloaded Ring Tones and Wallpapers – Following First Ninety (90) Days. On the ninety first (91st) day following the Amendment No. 1 Effective Date and throughout the rest of the Term, for each Ring Tone or Wallpaper that is not Preloaded on ANY Device, upon subscription, licensing and/or download of such Ring Tone or Wallpaper Item by a Nextel User, where Nextel bills such Nextel User for such Ring Tone or Wallpaper, Nextel will pay to Company * (“Payment Percent 5”) of the sums actually collected from such Nextel User for licensing and/or use of such Digital Item (“Payment 5”).

d.	By replacing Section 3.a in its entirety with the following: “Payment Percent 1, Payment Percent 2, Payment Percent 3, Payment Percent 4, and Payment Percent 5 are, collectively, the ‘Payment Percents.’ Payment 1, Payment 2, Payment 3, Payment 4, and Payment 5 are, collectively, the ‘Payments.’”

e.	By replacing in Section 3.b. each of the two uses of the phrase “actually received by Nextel” with “actually collected from Nextel Users.”

18. For purposes of this Amendment No. 1, Exhibit F, Section 2. of the Agreement is amended by inserting, “or a Trusted Ring Tone Provider or a Trusted Wallpaper Provider” after each of the two mentions of “Trusted Publisher.”

19. For purposes of this Amendment No. 1, Exhibit I, Section 1.a. of the Agreement is amended by inserting at the end of the last sentence of Section 1.a., “except for Trusted Ring Tone Providers and Trusted Wallpaper Providers, whom shall provide such information within ten (10) business days of the end of each calendar month and shall be available for at least two (2) Digital Item roadmap calls a month with Nextel.”

IN WITNESS WHEREOF, Company and Nextel have caused this Amendment No. 1 to be signed and delivered by their duly authorized representatives, all as of the Amendment No. 1 Effective Date.

DWANGO NORTH AMERICA CORP.		NEXTEL OPERATIONS, INC.

By:	/s/ J. Paul Quinn	By:	/s/ Timothy J. Dunne
Name:	J. Paul Quinn	Name:	Timothy J. Dunne
Title:	CFO	Title:	VP Digital Media and Business Development
Date:	6/18/04	Date:	6/21/04

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.